EXHIBIT 10.40

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is effective as of January 8, 2007 (the “Effective Date”), by and between TRACKSIDE BROTHERS LLC, a Florida limited liability company (“Landlord”), and MEDSTRONG INTERNATIONAL CORPORATION, a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant have entered into that certain Office Lease Agreement (the “Lease”) dated effective as of January 8, 2007;

WHEREAS, the parties desire to amend the Lease as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Lease.

2. Amendment of Section 3(b). Section 3(b) of the Lease shall be replaced in its entirety as follows:

(b) Operating Expenses: Subject to paragraph (c) below:

i) Tenant shall pay to Landlord its pro rata share of the expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Property, namely utilities charges (expressly excluding telephone and network expenses), taxes, day-to-day maintenance and insurance premiums (“Operating Expenses”). The Leased Premises comprise forty percent (40%) of the building.

ii) At the beginning of each calendar month, Landlord shall determine the prior month’s Operating Expenses. Landlord shall provide to Tenant a statement identifying Tenant’s 40% share of Operating Expenses. Tenant shall pay to Landlord an amount equal to 40% of the prior month’s Operating Expenses within fifteen (15) days of receiving the statement from Landlord.

iii) The Operating Expenses exclude telephone and network expenses. Tenant shall be financially responsible for all telephone and network expenses (“Telephone Expenses”) relating to the conduct of its business. Telephone Expenses may be billed directly to Tenant or to Landlord by the applicable provider; in the latter case, unless otherwise mutually agreed, Landlord shall pay the billed Telephone Expense and thereupon bill Tenant for such Telephone Expense. Tenant shall reimburse Landlord for paying the Telephone Expense within fifteen (15) business days of receiving the bill from Landlord.

3. No Other Changes. Except as otherwise expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the Lease remain unaltered. The Lease and this Amendment shall be read and construed as one agreement. The making of the amendments in this Amendment does not imply any obligation or agreement by the Landlord to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

IN WITNESS WHEREOF, Landlord and Tenant, each by its duly authorized officer, have duly executed and delivered this Amendment as of the 20th day of March 2007.

LANDLORD:		TENANT:

TRACKSIDE BROTHERS LLC, a Florida limited liability company		MEDSTRONG INTERNATIONAL CORPORATION, a Delaware corporation

By:	/s/ Mark Minkin	By:	/s/ Stephen Bartkiw
Print Name:	Mark Minkin	Print Name:	Stephen Bartkiw
Title:	Managing Member	Title:	President and CEO